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                                                                  EXHIBIT 10.151

                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           DATED AS OF MARCH 13, 2002

       LASALLE BANK NATIONAL ASSOCIATION AND INSURANCE AUTO AUCTIONS INC.


have entered and/or anticipate entering into the one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1.       INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.


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(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

    (i)  in the same currency; and

    (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:--

(a) BASIC REPRESENTATIONS .

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;


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         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (iv) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4. AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i)or 2(d)required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i)or 2(d)or to give notice of a Termination Event)to be complied with or performed


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         by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii) CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms)prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION . The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
         (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period)or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule)which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its


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                  winding-up or liquidation, and, in the case of any such
                  proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
                  (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1)to
                  (7)(inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (I below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:--

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b))for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider)has under any Credit Support Document relating to such Transaction;

         (ii) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party (" X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or


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         (iii) ADDITIONAL TERMINATION EVENT. If any "Additional Termination
         Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party")has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT .

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i)on action to avoid that Termination Event.

         (iii) RIGHT TO TERMINATE. If:--

                  (1) an agreement under Section 6(b)(ii)has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

         either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions .

(c) EFFECT OF DESIGNATION.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.


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         (ii) Upon the occurrence or effective designation of an Early
Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to
Section 6(e).

(d) CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT . If the Early Termination Date results from an Event of Default:--

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party)in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over
                  (B)the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
                  (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting

                  (4) Second Method and Loss. If the Second method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.


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         (ii) TERMINATION EVENTS. If the Early Termination Date results from a
Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) Two Affected Parties. If there are two Affected Parties:--
                  (A)if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (" X" and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions)and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise)by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.



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8.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Section 2(a)(iii) and 6(c)(ii), the obligations of the parties under this agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.       EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)to the address or number or in accordance with the electronic messaging system details provided (see the Schedule)and will be deemed effective as indicated: -

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient 's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted)or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement (" Proceedings"), each party irrevocably: --

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3)of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force)nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12. DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS " means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b)with respect to any other Termination Event, all Transactions.

"AFFILIATE " means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE " means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e)of either party from and after the date (determined in accordance with Section 6(d)(ii))on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii))by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it)if it were to fund or of funding the relevant amount plus 1%per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"LAW" includes any treaty, law, rule or regulation and "LAWFUL" and "UNLAWFUL " will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits)(a) in relation to any obligation under Section 2(a)(i), in the place(s)specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if
Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party)and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i)in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a)from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b)to the extent practicable, from among such dealers having an office in the sane city.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise)that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Market Quotations (whether positive or negative)for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise)in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a)any transaction (including an agreement with respect thereto)now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party)and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b)any combination of these transactions and (c)any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date
(a)if resulting from a Termination Event, all Affected Transactions and (b)if resulting from an Event of Default, all Transactions (in either case)in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION EVENT" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence o f any actual cost)to each party (as certified by such party)if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law)interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.




LASALLE BANK NATIONAL ASSOCIATION             INSURANCE AUTO AUCTIONS, INC.

By:  /s/ Frederick P. Engler                  By:  /s/ Scott P. Pettit
   ----------------------------------            -------------------------------
   Name:  Frederick P. Engler                    Name:  Scott Pettit
   Title: Group Vice President                   Title: Sr. VP & CFO
   Date:                                         Date:  3/14/02

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                           DATED AS OF MARCH 13, 2002

                                     BETWEEN

                 LASALLE BANK NATIONAL ASSOCIATION (" PARTY A")

                                       AND

                   INSURANCE AUTO AUCTIONS, INC. (" PARTY B")

                                     PART 1
                             TERMINATION PROVISIONS

In this Agreement:-

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:--

        Section 5(a)(v),                 Not applicable
        Section 5(a)(vi),                Not applicable
        Section 5(a)(vii),               Not applicable
        Section 5(b)(ii),                Not applicable

                  in relation to Party B for the purpose of:--

        Section 5(a)(v),                 All Affiliates
        Section 5(a)(vi),                All Affiliates
        Section 5(a)(vii),               All Affiliates
        Section 5(b)(ii),                All Affiliates

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 12 of this Agreement

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to Party A and will apply to Party B, provided, however, that it shall not constitute an Event of Default under this Section 5(a)(vi) if (i) such event, condition or failure arises in the ordinary course of business by mistake, oversight or transfer difficulties in the payment of money, (ii) such event, condition or failure is remedied on or before the third Business Day after the occurrence or existence of such event, condition or failure, (iii) no Specified Indebtedness in an aggregate amount equal to or in excess of the Threshold Amount is accelerated as a result of such event, condition or failure and (iv) with respect to the Specified Indebtedness referred to in clause (iii) of the definition thereof, the event, condition or failure is other than a Default under the Credit Agreement due to Party B's failure to make timely payment in accordance with the terms of the Credit Agreement or a breach of a financial covenant therein.

        "SPECIFIED INDEBTEDNESS" shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise)
        (i) in respect of borrowed money (which, for the avoidance of doubt, shall include, without limitation, bonds, notes, commercial paper or similar instruments issued or guaranteed by the relevant party; and
shall exclude deposits received), (ii) any amount due and payable in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction), any repo transaction, any reverse repo transaction and any stock loan transaction and (iii) with respect to Party B shall include, without limitation, and without regard to the Threshold Amount the obligations of Party B, as Borrower, under that certain Credit Agreement dated as of February 15, 2002 between the Lenders from time to time parties thereto, including Party A, as the same may be amended, modified or supplemented from time to time (the "Credit Agreement").

         Section 5(a)(vi) is amended by the insertion of the following words after the words "due and payable" on line 8:

         "or, in the case of Specified Indebtedness in respect of any Specified Transaction, any repo transaction, any reverse repo transaction and any stock loan transaction, which has resulted in such Specified Indebtedness becoming due and payable as a result of the early termination of the relevant Specified Transaction, repo transaction, reverse repo transaction or stock lending transaction, as the case may be ".

         "THRESHOLD AMOUNT" means, in relation to Party A, not applicable, and in relation to Party B, $2,000,000.00 or its equivalent in any other currency.

(d) The "CREDIT EVENT UPON MERGER " provisions of Section 5(b)(ii) will not apply to Party A and will apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to either party.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement:-

         (i)      Market Quotation will apply.

         (ii)     The Second Method will apply.

(g) ADDITIONAL TERMINATION EVENT will apply. The following shall constitute an Additional termination Event:

         If (i) the Credit Agreement shall be paid or prepaid in full, expire, terminate, or otherwise cease to be in full force and effect, other than because of an Event of Default (as defined in the Credit Agreement) with respect to Party B, or (ii) Party A shall cease (a) to be a party to, or (b) to have any commitments under the Credit Agreement, Party A or Party B shall have the right, at its sole discretion to terminate any Transaction under this Agreement. For purposes hereof, each such terminated Transaction shall constitute an Affected Transaction under the Agreement.

For the purpose of the foregoing Termination Event, the Affected Parties shall be Party A and Party B.

                                     PART 2
                            DOCUMENTS TO BE DELIVERED


For the purpose of Section 4(a):

Documents to be delivered are:

         (i) Each party shall promptly deliver to the other party, certified evidence of the authority, incumbency and specimen signature of each authorized person executing any document on its behalf in connection with this Agreement upon execution of each document by any person. Covered by Section 3(d) representation.

         (ii) Each party upon request shall promptly deliver to the other party, a copy of its most recent Annual Report containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants. Covered by Section 3(d) representation.

         (iii) Each party upon request shall promptly deliver to the other party, a copy of its most recent unaudited interim consolidated financial statements prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization in each case consistently applied. Covered by
                  Section 3(d) representation.

         (iv) Party B shall promptly deliver to Party A a Board Resolutions satisfactory to Party A . Not covered by Section 3(d) representation.

         (v) Party B shall promptly deliver to Party A such other information with respect to its condition, or operations, financial or otherwise, as Party A may reasonably request from time to time. Covered by Section 3(d) representation.

                                     PART 3
                                  MISCELLANEOUS

(a)      ADDRESSES FOR NOTICES. For the purpose of Section 10(a): -

         Address for notices or communications to Party A:

         Address:             LaSalle Bank National Association
                              208 South LaSalle Street
                              Suite 200
                              Chicago, Illinois 60604-I 003
         Attention:           Treasury Operations
         Facsimile No.:       312-855-5852
         Telephone No.:       312-855-5815
         Electronic Messaging System Details: ABN AUS 33a XXX

         Address for notices or communications to Party B: -

         Address:             850 East Algonquin
                              Schaumburg, IL 60173
         Attention:           Eric Zurawski
         Facsimile No.:       847-839-3678
         Telephone No.:       847-839-4197

(b) CALCULATION AGENT. The Calculation Agent shall be Party A.

(c) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Credit Support Document means, in relation to Party B, Not Applicable. in each case as such document shall be amended, modified or supplemented from time

(d) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to Party B, Not Applicable.

(e) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(f) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transactions.

(g) "AFFILIATE" will have the meaning specified in Section 12.

                                     PART 4
                                OTHER PROVISIONS

(a) ISDA DEFINITIONS. The 1991 ISDA Definitions, as a mended by the 1998 Supplement to the 1991 ISDA Definitions (the "Definitions "), as published by the International Swaps and Derivatives Association, Inc., shall be deemed a part of this Agreement as if fully set forth herein. The Definitions and the provisions of Section 12 of this Agreement shall be part of each Confirmation as if set forth in full therein.

(b) INTERPRETATION. In the event of any inconsistency between the provisions of this Schedule and the Definitions, this Schedule will prevail. In the event of any inconsistency between the provisions of this Schedule and the printed Agreement of which it forms a Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Schedule, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) FINANCIAL CONDITION. Party B represents and warrants to Party A (which representation will be deemed to be repeated on each date on which a Transaction is entered into) that there has been no material adverse change in its financial condition since the last day of the one year period covered by its most recently prepared year end financial statement that is likely to its ability to perform its obligations under this Agreement.

(d) AFFECTED PARTIES. For the purposes of Section 6(e) (Payments on Early Termination), both parties shall be deemed to be Affected Parties in connection with the Termination described in Section 5(b)(I), so that payments on early termination shall be calculated as provided in Section 6(e)(ii).

(e) ADDITIONAL REPRESENTATIONS. Each party represents and warrants to the other that (i) it is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement that it is required by the Agreement to deliver as principal (and not as agent or in any other capacity, fiduciary or otherwise) and (ii) it is an "eligible contract participant" under, and as defined in, Section 1a of the Commodity Exchange Act (7 USC 1a), amended from time to time.

(f) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction and
(ii) agrees that such recording may be submitted in evidence to any court or in any proceedings with respect to this Agreement or any Transaction thereunder.

(9) TRANSFER. Each party agrees that with regard to the transfer provisions set forth in Section 7, consent to any such transfer shall not be unreasonably withheld.

(h) WAIVER OF JURY TRIAL. Each Party irrevocably waives any and all right to trial by jury in any legal proceeding instituted in connection with this Agreement or any Transaction to the fullest extent permitted by law. As to any matter for which a jury trial cannot be waived, each party agrees not to assert any such matter as a cross claim or counterclaim in, nor move to consolidate the same with, any legal proceeding in which a jury trial is waived.

(i) SETOFF. Each party agrees that the following provision shall be added as
Section 6(f) of this Agreement:

                  "(f) SETOFF. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under this Agreement has occurred, will, at the option of the party ("X")other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its setoff against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s)between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so setoff). X will give notice to the other party of any setoff effected under this
         Section 6(f).

                  For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

                   If an obligation is unascertained, X may in good faith estimate that obligation and setoff in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

                   Nothing in Section 6(f) shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(j) NEGATIVE PLEDGE/EQUALLY RATABLE. So long as any of the obligations under this Agreement remain outstanding, Party B will not create any mortgage, pledge, lien or other security interest (each a "Security Interest ") on any of its assets unless (i) a Security Interest arises by operation of law, or (ii) Party A agrees to the creation of a Security Interest. If Party A agrees to the creation of a Security Interest, Party A shall be entitled equally and ratably to the benefits of an equivalent Security Interest to secure performance of all obligations of Patty B under this Agreement.

(k) RELATIONSHIP BETWEEN THE PARTIES. This Agreement is hereby amended by the addition of a new Section 13 as follows:

         "13. RELATIONSHIP BETWEEN THE PARTIES.

                  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                  (a) NON RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.

                  (c) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction."

(l) INCORPORATION BY REFERENCE OF COVENANTS. Party B covenants and agrees that, from and after the date hereof and thereafter until all obligations of Party B hereunder are paid in full and this Agreement is terminated, it shall duly keep, perform and observe each and every covenant set forth in the Credit Agreement. All of such covenants, together with related definitions and ancillary provisions, are hereby incorporated into this Agreement by reference, mutatis mutandis, as if such terms were set forth in this Agreement in full, without regard to any termination of such Credit Agreement, without regard to any expiration of any commitment thereunder and without regard to the final payment in full of any obligations of Party B or any other person or entity thereunder, provided, that no such covenant set forth above shall be incorporated herein by reference if such incorporation, by itself, would be a breach of the Credit Agreement. If an event is the subject of both a covenant incorporated herein by reference and another covenant set forth in this Agreement, Party B shall comply with the covenant that imposes on it the stricter requirement. To the extent that any covenant incorporated herein by reference is inconsistent with the other terms of this Agreement, Party A shall not be deemed to have waived any rights hereunder by virtue of such inconsistency. If the Credit Agreement terminates, any commitment thereunder expires or any obligations of Party B thereunder are paid in full and any covenant incorporated herein by reference requires Party B to obtain the consent of any agent, lender or lenders, then, for the purpose of this Agreement, Party B shall be required to obtain the consent of Party A.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date hereof.

LASALLE BANK NATIONAL ASSOCIATION             INSURANCE AUTO AUCTIONS, INC.

By:  /s/ Frederick P. Engler                  By:  /s/ Scott P. Pettit
   -------------------------------------         -------------------------------
   Name: Frederick P. Engler                     Name: Scott Pettit
        --------------------                     Title: Sr. VP & CFO
   Title: Group Vice President

          I, Scott P. Pettit, do hereby certify that I am the duly elected and qualified Secretary and the keeper of the records and corporate seal of Insurance Auto Auctions, Inc., a corporation organized and existing under the laws of the State of Illinois (the "Corporation"), and that the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors thereof, and that such resolutions are now in full force and effect, unamended, unaltered, and unrepealed:

          WHEREAS, there has been presented to the Board of Directors a form of ISDA Master Agreement with Schedule thereto, between this Corporation and LaSalle Bank National Association (the "Bank") governing interest rate, currency exchange, commodity price and equity index transactions this Corporation may from time to time enter into with such Bank;

         NOW, THEREFORE, BE IT RESOLVED, that each of the President, Chief Financial Officer and Secretary of this Corporation be and each such officer hereby is authorized, to execute, in the name and on behalf of this Corporation, and deliver an ISDA Master Agreement (with Schedule) substantially in the form presented to the Board of Directors, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer(s) executing such ISDA Master Agreement on behalf of this Corporation shall deem proper, such execution by such officer(s) of an ISDA Master Agreement to be conclusive evidence that such officer(s) deem(s) all of the terms and provisions thereof to be proper;

         FURTHER RESOLVED, that each of the President, Chief Financial Officer and Secretary of this Corporation be and each such officer hereby is authorized to enter into interest rate, currency exchange, commodity price and equity index transactions on behalf of this Corporation from time to time under the terms of the ISDA Master Agreement executed by this Corporation pursuant to these resolutions, to issue instructions by telephone or other means of communication to said Bank in connection with any of the foregoing and to execute, in the name and on behalf of this Corporation, and deliver written confirmations of any such transactions and instructions, and to execute, in the name and on behalf of this Corporation, and deliver schedules of officers and employees of this Corporation authorized to enter into interest rate, currency exchange, commodity price and equity index transactions on behalf of this Corporation from time to time under such ISDA Master Agreement;

         FURTHER RESOLVED, that each and every officer of this Corporation be and each and every officer hereby is authorized to take such action from time to time on behalf of this Corporation as he or she may deem necessary, advisable or proper in order to carry out and perform the obligations of this Corporation under the ISDA Master Agreement executed by this Corporation pursuant to these resolutions and under any other confirmations, agreements and documents executed and delivered by this Corporation pursuant to or in connection with such ISDA Master Agreement;

         FURTHER RESOLVED, that all authority conferred by these resolutions shall be deemed retroactive and any and all acts authorized hereunder performed prior to the adoption of this resolution are hereby ratified, affirmed and approved;

         FURTHER RESOLVED, that the Secretary or any other officer of this Corporation be and each such officer hereby is authorized to certify to said Bank a copy of these resolutions and the names and signatures of this Corporation's officers or employees hereby authorized to act in the premises, and said Bank is hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and is hereby authorized to rely on any such additional certificates.

         I FURTHER CERTIFY THAT the following persons have been appointed or elected and are now acting as officers or employees of said Corporation in the capacity set forth their respective names and that the signatures set after their respective names are their genuine signatures:

TITLE                                           NAME                           SIGNATURE
Chief Financial Officer and Secretary           Scott Pettit                   /s/ Scott Pettit
                                                                               -------------------------

President and Chief Executive Officer           Thomas C. O'Brien              /s/ Thomas C. O'Brien
                                                                               -------------------------

IN WITHESS WHEREOF, I have subscribed my name as Secretary and have caused the corporate seal of said Corporation to be hereunto affixed this 8th day of March, 2002.



                               /s/ Scott Pettit
                               --------------------------------------------
                               Scott Pettit
                               Chief Financial Officer and Secretary


I, Thomas C. O'Brien, do hereby certify that I am the duly elected and acting President and Chief Executive Officer of the Corporation, that Scott Pettit is the duly elected and acting Chief Financial Officer and Secretary of the Corporation, and the true signature is set forth above.

                  /s/ Thomas C. O'Brien
                  -----------------------------------
                  Thomas C. O'Brien
                  President and Chief Executive Officer of the Corporation

                                  CONFIRMATION

--------------------------------------------------------------------------------

Date:    January 23, 2002

To:      INSURANCE AUTO AUCTIONS, INC.("Party B")
         850 East Algonquin
         Schaumburg, IL  60173

Attn:    Eric Zurawski

         Telephone:  847-839-4197
         Fax:        847-839-3678

From:    LASALLE BANK NATIONAL ASSOCIATION ("Party A")
         208 S. LaSalle
         Chicago, IL  60604

Re: Swap Transaction [No.INF 14332/18718]
--------------------------------------------------------------------------------

Ladies/Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions, as supplement by the 1998 Supplement(as published by the International Swaps and Derivatives Association, Inc. ("ISDA")), without regard to subsequent amendments or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions of this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder and (ii) the person executing this Confirmation is duly authorized to execute and deliver it.

1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement in the form published by ISDA (the "Agreement") as if you and we had executed that agreement (but without any Schedule thereto) and the Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine. In addition, you and we agree to use our best efforts to promptly negotiate, execute, and deliver an ISDA Master Agreement (as published by ISDA). Upon execution and delivery by you and us of that agreement (i) this letter agreement shall constitute a "Confirmation" as referred to in that agreement and shall supplement, form part of, and be subject to that agreement and (ii) all provisions contained or incorporated by reference in that agreement shall govern this Confirmation as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                    See schedule attached hereto

Trade Date:                         January 22, 2002

Effective Date:                     January 31, 2002

Termination Date:                   January 31, 2007

FIXED AMOUNTS:

         Fixed Rate Payer:          Party B

         Fixed Rate:                4.36%

         Fixed Rate
         Payer Payment Dates:       The last day of the each March, June,
                                    September, and December, commencing on March
                                    31, 2002, to and including the Termination
                                    Date, subject to adjustment in accordance with the Modified Following Business Day
                                    Convention

         Fixed Rate
         Day Count Fraction:        Actual/360

FLOATING AMOUNTS:

         Floating Rate Payer:       Party A

         Floating Rate Payer
         Payment Dates:             The last day of the each March, June,
                                    September, and December, commencing on March
                                    31, 2002, to and including the Termination
                                    Date, subject to adjustment in accordance with the Modified Following Business Day
                                    Convention

         Floating Rate Option:      USD-LIBOR-BBA; provided, however, the rate
                                    for each Calculation Period shall be
                                    determined 2 London and New York Business
                                    Days prior to each Reset Date.

         Initial Floating Rate:     To be determined

         Designated Maturity:       3 Months

         Spread:                    None

         Floating Rate
         Day Count Fraction:        Actual/360

         Reset Dates:               The first day each Calculation Period

         Method of Averaging:       Inapplicable

         Compounding:               Inapplicable

Business Days:                      New York and London

Calculation Agent:                  Party A

3.       Offices:

(a) The Office of the Fixed Rate Payer for this Swap Transaction is Schaumburg, IL.

(b) The Office of the Floating Rate Payer for this Swap Transaction is Chicago, IL.

4.       Account Details

Payments to Party A:

         LaSalle Bank National Association, ABA #0710-0050-5,
         A/C 2090102, Attn: Treasury Division/Derivatives

Payments to Party B:

         Please Advise

5.       Other Provisions:

         Assignment:       This Swap Transaction may be assigned only
                           with prior written consent

         Netting:          The parties hereto hereby agree that subparagraph
                           (ii) of Part 2(c) of the Agreement shall not apply to any Swap Transaction

         Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within ten (10) Business Days by either (i) returning via telecopier an executed copy of this Confirmation to the attention Keli Greenwood(fax number: (312) 855-5847/5852; telephone number:
(312) 855-5844), or sending a telex to Keli Greenwood(telex no.:62734, answerback: ABN UW) substantially to the following effect: "We acknowledge receipt of your fax dated January 23, 2002 with respect to a Swap Transaction between Insurance Auto Auctions, Inc. and LaSalle Bank National Association with an Effective Date of January 31, 2002 and a Termination Date of January 31, 2007 and confirm that such fax correctly sets forth the terms of our agreement relating to the Swap Transaction described therein. Very truly yours, Scott P. Pettit, Sr. VP Finance, CFO & Secretary, by (specify name and title of authorized officer).". Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.


Yours sincerely,

LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Steven Butters                  By: /s/Jennifer Bonifazi
    --------------------------------       -------------------------------------

Name:   Steven Butters                  Name: JENNIFER BONIFAZI
     -------------------------------         -----------------------------------

Title: Treasury Officer                 Title: Assistant Vice President
      ------------------------------          ----------------------------------

Confirmed as of the date first written:


INSURANCE AUTO AUCTIONS, INC.


By: /s/ Scott P. Pettit
    -------------------------------------

Name: Scott P. Pettit
     ------------------------------------

Title: Sr. VP - Finance CFO & Secretary
      -----------------------------------